Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	February 17, 2026

Valmont Reports Fourth Quarter GAAP EPS of $9.05 and Adjusted EPS of $4.92;
Provides Full-Year 2026 EPS Outlook of $20.50 to $23.50

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the fourth quarter and fiscal year ended December 27, 2025.

President and Chief Executive Officer Avner M. Applbaum commented, “In the fourth quarter we delivered improved earnings per share and grew our backlog year-over-year amid a mixed demand environment. During 2025, we focused on optimally positioning the business for future growth through capacity investments and disciplined execution.”

“Looking ahead to 2026, we expect to achieve sales and earnings growth driven by strong Infrastructure demand and additional capacity coming online, while managing Agriculture efficiently through the downcycle. We will continue to prioritize supporting our customers and allocating capital in line with our strategy to drive long-term value for shareholders.”

Fourth Quarter 2025 Highlights (all metrics compared to Fourth Quarter 2024 unless otherwise noted)

●	Net sales increased 0.1% to $1.04 billion
●	Operating income decreased 2.9% to $116.5 million or 11.2% of net sales
●	Adjusted[1] operating income increased 5.6% to $126.7 million or 12.2% of net sales
o	Adjusted[1] operating income included elevated legal and credit loss expense of $27.5 million, or $0.92 per diluted share, within the Brazil Agriculture business; the Company does not expect further material charges
●	Diluted earnings per share (“EPS”) increased 135.7% to $9.05
o	Diluted EPS included a $3.98 benefit of a lower effective tax rate primarily related to a tax deduction associated with the investment loss in Prospera following the wind-down of that business in 2025
●	Adjusted[1] EPS increased 28.1% to $4.92, compared to $3.84
●	Cash and cash equivalents were $187.1 million and net leverage ratio[1] was ~1.1x
●	Invested $40.8 million in capital expenditures primarily to support capacity investments for the Utility product line
●	Deployed $72.9 million to acquire the remaining interest in ConcealFab, a telecom infrastructure and technology solutions company

1Please see Reg G reconciliation to GAAP measures at end of document

●	Returned $85.6 million to shareholders through $72.2 million in share repurchases and $13.4 million in dividends

Full-Year 2025 Highlights (all metrics compared to Full-Year 2024 unless otherwise noted)

●	Net sales increased 0.7% to $4.10 billion
o	Increased backlog by $217.0 million or 15.1% to $1.65 billion, driven primarily by continued strength in utility market demand
●	Operating income decreased 20.8% to $415.6 million or 10.1% of net sales; Adjusted[1] operating income increased 2.5% to $537.9 million or 13.1% of net sales
●	Diluted EPS decreased 2.3% to $16.79; Adjusted[1] EPS increased 11.1% to $19.09, compared to $17.19
●	Operating cash flow was $456.5 million, or 11.1% of net sales
●	Invested $145.0 million in capital expenditures and $101.8 million in acquisitions to support future growth
●	Returned $250.6 million to shareholders through share repurchases and dividends
●	Achieved return on invested capital[1] of 16.6% (17.6% adjusted1)

Key Financial Metrics

Fourth Quarter 2025	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	12/27/2025	12/28/2024		12/27/2025	12/28/2024
	Q4 2025	Q4 2024	vs. Q4 2024	Q4 2025	Q4 2024	vs. Q4 2024
Net Sales	$1,038,260	$1,037,294	0.1%	$1,038,260	$1,037,294	0.1%
Gross Profit	309,421	313,021	-1.2%	309,188	313,021	-1.2%
Gross Profit as a % of Net Sales	29.8%	30.2%		29.8%	30.2%
Operating Income	116,530	119,988	-2.9%	126,727	119,988	5.6%
Operating Income as a % of Net Sales	11.2%	11.6%		12.2%	11.6%
Net Earnings Attributable to VMI[2]	178,755	77,653	130.2%	97,113	77,653	25.1%
Diluted Earnings per Share	9.05	3.84	135.7%	4.92	3.84	28.1%
Weighted Average Shares Outstanding	19,745	20,197		19,745	20,197

Full Year 2025	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	12/27/2025	12/28/2024		12/27/2025	12/28/2024
	FY 2025	FY 2024	vs. FY 2024	FY 2025	FY 2024	vs. FY 2024
Net Sales	$4,104,102	$4,075,034	0.7%	$4,104,102	$4,075,034	0.7%
Gross Profit	1,239,936	1,241,212	-0.1%	1,241,296	1,241,212	0.0%
Gross Profit as a % of Net Sales	30.2%	30.5%		30.2%	30.5%
Operating Income	415,576	524,584	-20.8%	537,853	524,584	2.5%
Operating Income as a % of Net Sales	10.1%	12.9%		13.1%	12.9%
Net Earnings Attributable to VMI[2]	334,784	348,259	-3.9%	380,603	348,259	9.3%
Diluted Earnings per Share	16.79	17.19	-2.3%	19.09	17.19	11.1%
Weighted Average Shares Outstanding	19,937	20,261		19,937	20,261

2Net earnings attributable to Valmont Industries, Inc., including changes in redemption value of redeemable noncontrolling interests of $10,754 for the fourth quarter of fiscal 2025 and ($15,489) for the full year of fiscal 2025.

Fourth Quarter 2025 Segment Review (all metrics compared to Fourth Quarter 2024 unless otherwise noted)

Infrastructure (78.6% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, lighting, transportation, telecommunications, and solar, along with coatings services to protect metal products

Sales increased 7.2% to $819.0 million, compared to $763.6 million.

Utility sales grew 21.0% driven by strong market demand, which led to higher pricing and volumes. Sales of other North America infrastructure products remained steady, excluding Solar which decreased following the

1Please see Reg G reconciliation to GAAP measures at end of document

Company’s decision to exit that market earlier in 2025. International sales declined, reflecting continued Asia-Pacific market softness.

Operating income was $143.7 million or 17.6% of net sales ($149.6 million or 18.3% adjusted1), compared to $122.0 million or 16.0% of net sales. The improvement was primarily attributable to higher pricing and volumes, and lower SG&A.

Agriculture (21.4% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales decreased 19.9% to $222.7 million, compared to $278.0 million.

In North America, irrigation equipment sales declined due to continued agriculture market softness. International sales were also lower, primarily due to ongoing market softness in Brazil and lower project sales in the Middle East.

Operating loss was ($3.4) million, compared to operating income of $28.5 million or 10.3% of net sales. The decrease was primarily driven by lower volumes, and $27.5 million of legal and credit loss expense in Brazil.

Introducing Full-Year 2026 Financial Outlook and Key Assumptions

The Company is introducing its full-year 2026 financial outlook, including projected net sales and diluted EPS, and key assumptions for the year.

Metric	2026 Outlook
Net Sales	$4.2 to $4.4 billion +2.5% to +7%
Infrastructure Net Sales	$3.25 to $3.4 billion +5% to +9%
Agriculture Net Sales	$0.95 to $1.0 billion (6.5%) to +0.5%
Diluted Earnings per Share[1]	$20.50 to $23.50 +7% to +23%
Capital Expenditures	$170 to $200 million
Effective Tax Rate	~26.0%

Key Assumptions

●	Steel cost assumptions are aligned with futures markets as of February 13, 2026
●	Foreign currency assumptions based on FX rates as of February 13, 2026
●	This outlook assumes no material change to the current trade or tariff environment

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and Thomas Liguori, Executive Vice President and Chief Financial Officer, will take place on Tuesday, February 17, 2026 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 4Q and Full Year 2025 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13756343. The replay will be available until 10:59 p.m. CT on Tuesday, February 24, 2026.

About Valmont Industries, Inc.

For 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

1Please see Reg G reconciliation to GAAP measures at end of document

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. While management believes these forward-looking statements are based on reasonable assumptions, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments, including tariffs. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

The Company’s guidance includes certain non-GAAP financial measures (adjusted diluted earnings per share and adjusted effective tax rate) presented on a forward-looking basis. These measures are typically calculated by excluding the impact of items such as foreign exchange, acquisitions, divestitures, realignment or restructuring expenses, goodwill or intangible asset impairment, changes in tax laws or rates, change in redemption value of redeemable noncontrolling interests, and other non-recurring items. Reconciliations to the most directly comparable GAAP financial measures are not provided, as the Company cannot do so without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and financial impact of such items. For the same reasons, the Company cannot assess the likely significance of unavailable information, which could be material to future results.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended			Fifty-two weeks ended
	December 27,		December 28,	December 27,		December 28,
	2025		2024	2025		2024
Net sales	$1,038,260		$1,037,294	$4,104,102		$4,075,034
Cost of sales	728,839		724,273	2,864,166		2,833,822
Gross profit	309,421		313,021	1,239,936		1,241,212
Selling, general, and administrative expenses	186,385		193,033	717,633		716,628
Impairment of long-lived assets	—		—	91,337		—
Realignment charges	6,506		—	15,390		—
Operating income	116,530		119,988	415,576		524,584
Other income (expenses):
Interest expense	(10,146)		(12,342)	(40,542)		(58,722)
Interest income	1,639		1,825	8,189		7,183
Gain on deferred compensation investments	857		518	3,587		3,634
Loss on divestitures	—		(4,474)	—		(4,474)
Other	193		138	(9,168)		(3,524)
Total other expenses	(7,457)		(14,335)	(37,934)		(55,903)
Earnings before income taxes and equity method investment earnings (loss)	109,073		105,653	377,642		468,681
Income tax expense (benefit)	(59,639)		27,199	23,864		117,978
Equity method investment earnings (loss)	512		(19)	(90)		(79)
Net earnings	169,224		78,435	353,688		350,624
Earnings attributable to redeemable noncontrolling interests	(1,223)		(782)	(3,415)		(2,365)
Net earnings attributable to Valmont Industries, Inc.	$168,001		$77,653	$350,273		$348,259

Weighted average shares outstanding - Basic	19,589		20,031	19,795		20,122
Earnings per share - Basic	$9.13	[1]	$3.88	$16.91	[1]	$17.31

Weighted average shares outstanding - Diluted	19,745		20,197	19,937		20,261
Earnings per share - Diluted	$9.05	[1]	$3.84	$16.79	[1]	$17.19

Cash dividends per share	$0.68		$0.60	$2.72		$2.40

1 Basic and diluted earnings per share for the thirteen and fifty-two weeks ended December 27, 2025 included $10,754 and ($15,489) changes in redemption values of redeemable noncontrolling interests, respectively.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Fifty-two weeks ended
	December 27,	December 28,	December 27,	December 28,
	2025	2024	2025	2024
Infrastructure
Net sales	$816,587	$760,848	$3,089,732	$2,998,381
Gross profit	245,450	230,383	925,634	903,736
as a percentage of net sales	30.1%	30.3%	30.0%	30.1%
Selling, general, and administrative expenses	95,605	108,345	398,504	406,596
as a percentage of net sales	11.7%	14.2%	12.9%	13.6%
Impairment of long-lived assets	—	—	89,356	—
Realignment charges	6,174	—	7,600	—
Operating income	143,671	122,038	430,174	497,140
as a percentage of net sales	17.6%	16.0%	13.9%	16.6%

Agriculture
Net sales	$221,673	$276,446	$1,014,370	$1,076,653
Gross profit	63,971	82,638	314,302	337,476
as a percentage of net sales	28.9%	29.9%	31.0%	31.3%
Selling, general, and administrative expenses	67,372	54,139	217,359	199,140
as a percentage of net sales	30.4%	19.6%	21.4%	18.5%
Impairment of long-lived assets	—	—	1,981	—
Realignment charges	—	—	2,886	—
Operating income (loss)	(3,401)	28,499	92,076	138,336
as a percentage of net sales	(1.5)%	10.3%	9.1%	12.8%

Corporate
Selling, general, and administrative expenses	$23,408	$30,549	$101,770	$110,892
Realignment charges	332	—	4,904	—
Operating loss	(23,740)	(30,549)	(106,674)	(110,892)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended December 27, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$665,684	$115,024	$(3,464)	$777,244
International	153,319	107,697	—	261,016
Total sales	$819,003	$222,721	$(3,464)	$1,038,260

Product Line:
Utility	$424,471	$—	$—	$424,471
Lighting and Transportation	204,640	—	—	204,640
Coatings	92,502	—	(2,416)	90,086
Telecommunications	73,771	—	—	73,771
Solar	23,619	—	—	23,619
Irrigation Equipment and Parts	—	199,046	(1,048)	197,998
Technology Products and Services	—	23,675	—	23,675
Total sales	$819,003	$222,721	$(3,464)	$1,038,260

	Thirteen weeks ended December 28, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$597,830	$129,319	$(4,209)	$722,940
International	165,811	148,665	(122)	314,354
Total sales	$763,641	$277,984	$(4,331)	$1,037,294

Product Line:
Utility	$350,710	$—	$—	$350,710
Lighting and Transportation	216,130	—	—	216,130
Coatings	87,029	—	(2,671)	84,358
Telecommunications	74,121	—	—	74,121
Solar	35,651	—	(122)	35,529
Irrigation Equipment and Parts	—	255,042	(1,538)	253,504
Technology Products and Services	—	22,942	—	22,942
Total sales	$763,641	$277,984	$(4,331)	$1,037,294

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended December 27, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$2,515,602	$506,316	$(15,543)	$3,006,375
International	583,432	514,434	(139)	1,097,727
Total sales	$3,099,034	$1,020,750	$(15,682)	$4,104,102

Product Line:
Utility	$1,511,053	$—	$—	$1,511,053
Lighting and Transportation	830,268	—	—	830,268
Coatings	362,209	—	(9,163)	353,046
Telecommunications	313,882	—	—	313,882
Solar	81,622	—	(139)	81,483
Irrigation Equipment and Parts	—	926,276	(6,380)	919,896
Technology Products and Services	—	94,474	—	94,474
Total sales	$3,099,034	$1,020,750	$(15,682)	$4,104,102

	Fifty-two weeks ended December 28, 2024
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$2,348,250	$570,517	$(17,045)	$2,901,722
International	660,326	513,191	(205)	1,173,312
Total sales	$3,008,576	$1,083,708	$(17,250)	$4,075,034

Product Line:
Utility	$1,368,333	$—	$—	$1,368,333
Lighting and Transportation	884,128	—	—	884,128
Coatings	353,739	—	(9,992)	343,747
Telecommunications	250,770	—	—	250,770
Solar	151,606	—	(203)	151,403
Irrigation Equipment and Parts	—	985,840	(7,055)	978,785
Technology Products and Services	—	97,868	—	97,868
Total sales	$3,008,576	$1,083,708	$(17,250)	$4,075,034

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 27,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$187,140	$164,315
Receivables, net	590,127	654,360
Inventories	566,396	590,263
Contract assets	266,922	187,257
Prepaid expenses and other current assets	109,063	87,197
Total current assets	1,719,648	1,683,392
Property, plant, and equipment, net	673,863	588,972
Goodwill and other non-current assets	975,818	1,057,608
Total assets	$3,369,329	$3,329,972

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$513	$692
Notes payable to banks	—	1,669
Mandatorily redeemable financial instrument	8,922	—
Accounts payable	359,539	372,197
Accrued expenses	284,751	275,407
Contract liabilities	52,013	126,932
Income taxes payable	12,604	22,509
Dividends payable	13,278	12,019
Total current liabilities	731,620	811,425
Long-term debt, excluding current installments	795,150	729,941
Operating lease liabilities	130,007	134,534
Other non-current liabilities	70,267	60,459
Total liabilities	1,727,044	1,736,359
Redeemable noncontrolling interests	9,498	51,519
Shareholders' equity	1,632,787	1,542,094
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,369,329	$3,329,972

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended
	December 27,	December 28,
	2025	2024
Cash flows from operating activities:
Net earnings	$353,688	$350,624
Depreciation and amortization	88,509	95,395
Contribution to defined benefit pension plan	(3,159)	(19,599)
Impairment of long-lived assets	91,337	—
Loss on divestitures	—	4,474
Changes in assets and liabilities	(82,424)	128,232
Other	8,533	13,552
Net cash flows from operating activities	456,484	572,678
Cash flows from investing activities:
Purchases of property, plant, and equipment	(145,035)	(79,451)
Proceeds from divestitures, net of cash divested	—	3,830
Other	2,296	(3,257)
Net cash flows from investing activities	(142,739)	(78,878)
Cash flows from financing activities:
Net repayments on short-term borrowings	(1,652)	(1,485)
Proceeds from long-term borrowings	215,785	30,009
Principal repayments on long-term borrowings	(151,563)	(408,080)
Dividends paid	(52,481)	(48,358)
Purchases of redeemable noncontrolling interests	(101,771)	(17,745)
Repurchases of common stock	(198,089)	(70,069)
Other	(9,091)	(6,832)
Net cash flows from financing activities	(298,862)	(522,560)
Effect of exchange rates on cash and cash equivalents	7,942	(9,966)
Net change in cash and cash equivalents	22,825	(38,726)
Cash and cash equivalents—beginning of period	164,315	203,041
Cash and cash equivalents—end of period	$187,140	$164,315

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, Adjusted Diluted EPS, and Adjusted Effective Tax Rate: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, divestitures, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, a loss or a gain from a partial or full settlement of the U.K. defined benefit pension plan obligation, losses from natural disasters, change in redemption value of redeemable noncontrolling interests, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it has obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	Constant Currency: Defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended December 27, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$245,450	$63,971	$—	$309,421
Realignment charges	(287)	54	—	(233)
Adjusted gross profit	$245,163	$64,025	$—	$309,188
Net sales - as reported	816,587	221,673	—	1,038,260

Gross profit as a % of net sales	30.1%	28.9%	NM	29.8%
Adjusted gross profit as a % of net sales	30.0%	28.9%	NM	29.8%

	Fifty-two weeks ended December 27, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$925,634	$314,302	$—	$1,239,936
Realignment charges	622	54	—	676
Other non-recurring charges[1]	—	684	—	684
Adjusted gross profit	$926,256	$315,040	$—	$1,241,296
Net sales - as reported	3,089,732	1,014,370	—	4,104,102

Gross profit as a % of net sales	30.0%	31.0%	NM	30.2%
Adjusted gross profit as a % of net sales	30.0%	31.1%	NM	30.2%

1Other non-recurring charges consist of asset valuation adjustments for a joint venture ag solar business.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended December 27, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$143,671	$(3,401)	$(23,740)	$116,530
Realignment charges	5,886	54	332	6,272
Other non-recurring charges[1]	—	—	3,925	3,925
Adjusted operating income (loss)	$149,557	$(3,347)	$(19,483)	$126,727
Net sales - as reported	816,587	221,673	—	1,038,260

Operating income (loss) as a % of net sales	17.6%	NM	NM	11.2%
Adjusted operating income (loss) as a % of net sales	18.3%	NM	NM	12.2%

	Fifty-two weeks ended December 27, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$430,174	$92,076	$(106,674)	$415,576
Impairment of long-lived assets	89,356	1,981	—	91,337
Realignment charges	8,222	2,940	4,904	16,066
Other non-recurring charges[1]	7,031	3,918	3,925	14,874
Adjusted operating income (loss)	$534,783	$100,915	$(97,845)	$537,853
Net sales - as reported	3,089,732	1,014,370	—	4,104,102

Operating income (loss) as a % of net sales	13.9%	9.1%	NM	10.1%
Adjusted operating income (loss) as a % of net sales	17.3%	9.9%	NM	13.1%

1Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed, asset valuation adjustments for a joint venture ag solar business, and certain tax advisory professional service fees.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen		Fifty-two
	weeks ended	Diluted	weeks ended	Diluted
	December 27,	earnings	December 27,	earnings
	2025	per share[1]	2025	per share[1]
Net earnings attributable to Valmont Industries, Inc. including change in redemption value of redeemable noncontrolling interests	$178,755	$9.05	$334,784	$16.79
Less: Change in redemption value of redeemable noncontrolling interests	(10,754)	(0.54)	15,489	0.78
Net earnings attributable to Valmont Industries, Inc. - as reported	$168,001	$8.51	$350,273	$17.57
Impairment of long-lived assets[3]	—	—	91,337	4.58
Realignment charges[4]	6,272	0.32	16,066	0.81
Other non-recurring charges[5]	3,925	0.20	14,874	0.75
Total adjustments, pre-tax	10,197	0.52	122,277	6.13
Tax effect of adjustments[2]	(2,591)	(0.13)	(13,453)	(0.67)
Non-recurring tax benefit items	(78,494)	(3.98)	(78,494)	(3.94)
Net earnings attributable to Valmont Industries, Inc. - adjusted	$97,113	$4.92	$380,603	$19.09
Average shares outstanding - diluted		19,745		19,937

1Diluted earnings per share includes rounding.

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

3The Company recorded non-cash impairment charges of $71.1 million for goodwill and certain intangible assets in the Solar and Access Systems businesses and recorded $20.2 million for other long-lived assets that will no longer be utilized.

4The Company took realignment actions resulting in pre-tax charges of $16.1 million, primarily severance related.

5Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed, asset valuation adjustments for a joint venture ag solar business, and certain tax advisory professional service fees.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EFFECTIVE TAX RATE

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended			Fifty-two weeks ended
	December 27, 2025			December 27, 2025
	Earnings before income taxes and equity method earnings (loss)	Income tax expense (benefit)	Effective tax rate	Earnings before income taxes and equity method earnings (loss)	Income tax expense	Effective tax rate
As reported	$109,073	$(59,639)	(54.7)%	$377,642	$23,864	6.3%
Impairment of long-lived assets	—	—		91,337	6,744
Realignment charges	6,272	1,610		16,066	3,970
Other non-recurring charges[1]	3,925	981		14,874	2,739
Non-recurring tax benefit items	—	78,494		—	78,494
Adjusted	$119,270	$21,446	18.0%	$499,919	$115,811	23.2%

1Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed, asset valuation adjustments for a joint venture ag solar business, and certain tax advisory professional service fees.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

Four fiscal quarters ended
December 27,
2025
Net cash flows from operating activities	$456,484
Interest expense	40,542
Income tax expense	23,864
Impairment of long-lived assets	(91,337)
Deferred income taxes	19,196
Redeemable noncontrolling interests	(3,415)
Net periodic pension cost	(1,052)
Contribution to defined benefit pension plan	3,159
Changes in assets and liabilities	82,424
Other	(2,369)
Impairment of long-lived assets	91,337
Realignment charges	16,066
Non-recurring non-cash charges[1]	3,918
Adjusted EBITDA	$638,817

Net earnings attributable to Valmont Industries, Inc.	$350,273
Interest expense	40,542
Income tax expense	23,864
Depreciation and amortization	88,509
Stock-based compensation	24,308
Impairment of long-lived assets	91,337
Realignment charges	16,066
Non-recurring non-cash charges[1]	3,918
Adjusted EBITDA	$638,817

1Non-recurring non-cash charges consist of asset valuation adjustments for a joint venture ag solar business.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

December 27,
2025
Interest-bearing debt, excluding origination fees and discounts of $24,892	$829,477
Less: Cash and cash equivalents in excess of $50,000	137,140
Net indebtedness	$692,337
Adjusted EBITDA	638,817
Leverage ratio	1.08

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FREE CASH FLOW

(Dollars in thousands)

(Unaudited)

	Fifty-two weeks ended
	December 27,	December 28,
	2025	2024
Net cash flows from operating activities	$456,484	$572,678
Net cash flows from investing activities	(142,739)	(78,878)
Net cash flows from financing activities	(298,862)	(522,560)

Net cash flows from operating activities	$456,484	$572,678
Purchases of property, plant, and equipment	(145,035)	(79,451)
Free cash flow	$311,449	$493,227

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	December 27,	December 28,
	2025	2024
Infrastructure	$1,548.3	$1,273.3
Agriculture	105.4	163.4
Total backlog	$1,653.7	$1,436.7

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF RETURN ON INVESTED CAPITAL

AND ADJUSTED RETURN ON INVESTED CAPITAL

(Dollars in thousands)

(Unaudited)

Fifty-two
weeks ended
December 27,
2025
Operating income	$415,576
Tax rate	6.3%
Tax effect on operating income	(26,261)
After-tax operating income	$389,315
Average invested capital	$2,343,300
Return on invested capital	16.6%

Operating income	$415,576
Impairment of long-lived assets	91,337
Realignment charges	16,066
Other non-recurring charges[1]	14,874
Adjusted operating income	$537,853
Adjusted effective tax rate	23.2%
Tax effect on adjusted operating income	(124,599)
After-tax adjusted operating income	$413,254
Average invested capital	$2,343,300
Adjusted return on invested capital	17.6%

Total assets	$3,369,329
Less: Defined benefit pension asset	(39,666)
Less: Accounts payable	(359,539)
Less: Accrued expenses	(284,751)
Less: Contract liabilities	(52,013)
Less: Income taxes payable	(12,604)
Less: Dividends payable	(13,278)
Less: Deferred income taxes	(5,316)
Less: Operating lease liabilities	(130,007)
Less: Deferred compensation	(29,631)
Less: Other non-current liabilities	(35,320)
Total invested capital	$2,407,204
Beginning invested capital	$2,279,395
Average invested capital	$2,343,300

1Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed, asset valuation adjustments for a joint venture ag solar business, and certain tax advisory professional service fees.